August 28, 2015

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC 20549

We have read the statements of Parks! America, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated August 28, 2015 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ KLJ & Associates, LLP

5201 Eden Avenue

Suite 300

Edina, Minnesota  55436

630.277.2330